Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-264282) of NexGel, Inc. of our report of independent registered public accounting firm dated March 31, 2026, relating to the consolidated financial statements which appear in this Annual report on Form 10-K.

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Dallas, Texas

March 31, 2026